UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 30, 2010, Westwood One, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The matters voted upon and the related voting results are listed below. Holders of common stock, representing 20,544,473 eligible votes, were asked to vote on the following three proposals: (1) election of four (4) Class I directors for a term to expire in 2013; (2) election of three (3) Class II directors for a term to expire in 2012 and (3) approval of the 2010 Equity Compensation Plan. The Class II directors were submitted for election by the Company’s stockholders because the Company did not hold an annual meeting of its stockholders in 2009, when such Class II directors would have otherwise been submitted for election.
(1)	Election of Class I Directors:

	FOR	WITHHELD	NON-VOTES
Andrew P. Bronstein	16,341,449	697,805	0
Michael F. Nold	16,341,263	697,991	0
Norman J. Pattiz	16,341,495	697,759	0
Mark Stone	16,341,182	698,072	0
(2)	Election of Class II Directors:

	FOR	WITHHELD	NON-VOTES
Jonathan I. Gimbel	16,341,524	697,730	0
Scott M. Honour	16,341,457	697,797	0
Ronald W. Wuensch	17,032,692	6,562	0
Although not elected at the meeting, the Class III directors, H. Melvin Ming, Emanuel Nunez and Joseph P. Page, continue to serve as directors of the Company pursuant to the stated terms of their directorships.
(3)	Approval of the 2010 Equity Compensation Plan:

FOR	16,446,620
AGAINST	591,696
ABSTAIN	938
NON-VOTES	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: August 2, 2010	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs, General Counsel and Secretary